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                                                                    EXHIBIT 23.1



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



          We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the ProSoft Development, Inc. 1996 Stock Option Plan and Pro-Soft Development Corp. 1996 Stock Option Plan, of our report dated August 28, 1996, with respect to the consolidated financial statements of Prosoft I-Net Solutions, Inc. for the period ended July 31, 1996 included in the Registration Statement on Form S-1 (File No. 333-11247) of Prosoft I-Net Solutions, Inc.



                                    ERNST & YOUNG LLP



Orange County, California
January 7, 1997